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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Shareholders of Blue Rhino Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 22, 1998, except for the information presented in Note 9 for which the date is February 8, 1999, relating to the financial statements and financial statement schedule, which appear in Blue Rhino Corporation's Annual Report on Form 10-K for the year ended July 31, 2000.


                                              /s/ PricewaterhouseCoopers LLP


May 7, 2001
Greensboro, North Carolina